Exhibit 99.1

Sphere 3D Receives Shareholder Approval Related to Cathedra
Combination; Combined Company to Operate Power Infrastructure Across
the TVA Region and Iowa

STAMFORD, Connecticut, May 21, 2026 - Sphere 3D Corp. (NASDAQ: ANY) ("Sphere 3D"), a Bitcoin mining company today announced that shareholders have approved various proposals related to its business combination with Cathedra Bitcoin Inc. ("Cathedra"), including the issuance of Sphere 3D common shares to Cathedra shareholders. The transaction is expected to close on June 1, 2026, subject to the satisfaction of remaining customary closing conditions.

At closing, the combined company will operate over 50 megawatts of energized power infrastructure across a multi-region portfolio spanning the Tennessee Valley Authority service territory in Tennessee and Kentucky, within proximity to both the Nashville and Knoxville metropolitan areas, and an operating site in Iowa. The two-grid footprint provides geographic and utility diversification across the Southeast and Midwest.

The combined company will close with no outstanding debt and a fully unencumbered asset base, a balance sheet position management views as a strategic asset as it provides financial flexibility to pursue growth opportunities as they arise.

The combined company is evaluating its existing containerized, power-ready sites for potential retrofit to support AI and high-performance computing applications. The evaluation is expected to leverage existing energized infrastructure and modular deployment methods, with the goal of bringing AI-ready compute capacity online on accelerated timelines relative to traditional data center development. These evaluations are part of a broader review of how the combined company will present itself to the market following closing.  Any such evaluation is preliminary, and no decisions regarding site repurposing, capital allocation, or timing have been made.

"Shareholder approval is a meaningful milestone, and I want to thank our shareholders for their support.  Closing this combination will just be the beginning of what we're building," said Kurt Kalbfleisch, Chief Executive Officer of Sphere 3D, who will serve as Chief Financial Officer of the combined company following closing. "With this combination, we are bringing together a leadership team and board with experience that spans across capital structuring, complex transaction execution, and deep expertise in power procurement and utility infrastructure development.  Joel Block's track record leading complex transactions will be a valuable addition as we position the combined company for its next phase. From the CFO seat, my focus will be on disciplined capital allocation and operational execution against an opportunity set that did not exist for companies our size a year ago."

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) is a Bitcoin miner, growing its digital asset mining operation through the capital-efficient procurement of next-generation mining equipment and partnering with data center operators. Sphere 3D is dedicated to increasing shareholder value. For more information about Sphere 3D, please visit www.Sphere3D.com.

Forward-Looking Statements

This news release contains certain "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities laws that are based on expectations, estimates and projections as at the date of this news release. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. The information in this release about future plans and objectives are forward-looking information. Other forward-looking information includes, but is not limited to, information concerning: the intentions and future actions of senior management, the intentions, plans and future actions of the combined company, as well as its ability to successfully mine digital currency; the timing and anticipated completion of the proposed transaction, and court approval for same; revenue and capacity projections of the combined company; the expected composition of the board of directors and management of the combined company; the expected benefits from the proposed transaction; the combination of Cathedra's business and Sphere 3D's business; the impact that the proposed transaction is expected to have on the business operations of the combined company including without limitation, the expected growth and capabilities of the combined company; the expected improved profitability and increased liquidity of the combined company, the expectation of synergies and efficiencies among the combined company, the construction and operation of expanded blockchain infrastructure as currently planned, the creation of long-term value for the shareholders of the combined company, the potential to accelerate growth; planned growth, vertical integration and expansion into high-performance compute and AI infrastructure; projected reductions in power costs; the anticipated assets, operations and balance sheet of the combined company following closing; expected operational, cost and procurement synergies; and the regulatory environment of cryptocurrency in applicable jurisdictions. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "targets", "estimates", "believes", "contemplates", "predicts", "potential", "continue" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "should", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information.

Additional factors that could cause results to differ materially from those described above can be found in Sphere 3D's reports filed on Form 10-K, Form 10-Q and Form 8-K and in other filings made by Sphere 3D with the SEC from time to time and available at www.sec.gov and available on Sphere 3D's website at www. sphere3d.gcs-web.com under the "Financials" tab.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Sphere 3D does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although Sphere 3D has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended and such changes could be material. Readers should not place undue reliance on forward-looking information.

Sphere 3D Contact

Investor.relations@sphere3d.com